UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

CAM Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jixing Building, 151 Shengli Avenue North, Shijiazhuang, Hebei Province, P.R. China	050041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-0311-8696-4264

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAM GROUP, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
Exhibit - 99.1 CAM Group, Inc. presentation dated October 2012.
Signatures

Item 7.01. Regulation FD Disclosure.

CAM Group, Inc. (the “Registrant”) is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a PowerPoint presentation to be given at meetings with institutional investors or analysts. This information may be amended or updated at any time and from time to time through another Form 8-K, a later company filing, or other means. The PowerPoint presentation attached as Exhibit 99.1 to this Current Report on Form 8-K updates and replaces in its entirety all prior PowerPoint presentations filed by us.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Report on Form 8-K is available on our website located at www.camg-inc.com, although we reserve the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

Description

99.1 CAM Group, Inc. presentation dated October 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2012                           CAM Group, Inc.

By: /s/ Weiheng Cai

                                                                  Weiheng Cai

President, Director, Principal Financial Officer and Principal Accounting Officer

Exhibit Index

99.1 CAM Group, Inc. presentation dated October 2012.